Exhibit 99.1

PRESS RELEASE
Investor Relations	Media:
New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2013 SECOND-QUARTER RESULTS; REVISES 2013 FULL-YEAR REPORTED DILUTED EPS FORECAST FOR CURRENCY ONLY;
UNDERLYING BUSINESS OUTLOOK UNCHANGED

Second-Quarter 2013

•	Reported diluted earnings per share of $1.30, down by $0.06 or 4.4% versus $1.36 in 2012

•	Excluding unfavorable currency of $0.07, reported diluted earnings per share up by $0.01 or 0.7% versus $1.36 in 2012 as detailed in the attached Schedule 13

•	Adjusted diluted earnings per share of $1.30, down by $0.06 or 4.4% versus $1.36 in 2012

•	Excluding unfavorable currency of $0.07, adjusted diluted earnings per share up by $0.01 or 0.7% versus $1.36 in 2012 as detailed in the attached Schedule 12

•	Cigarette shipment volume of 228.9 billion units, down by 3.9%

•	Cigarette shipment volume decrease of 2.6%, excluding the Philippines

•	Reported net revenues, excluding excise taxes, of $7.9 billion, down by 2.5%

•	Excluding unfavorable currency, reported net revenues, excluding excise taxes, up by 0.5%

•	Reported operating companies income of $3.4 billion, down by 7.3%

•	Excluding unfavorable currency, reported operating companies income down by 3.3%

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 11, of $3.4 billion, down by 7.4%

•	Excluding unfavorable currency, adjusted operating companies income down by 3.4%

•	Reported operating income of $3.3 billion, down by 7.5%

•	Repurchased 16.7 million shares of the company's common stock for $1.5 billion

Six Months Year-to-Date 2013

•	Reported diluted earnings per share of $2.58, down by $0.02 or 0.8% versus $2.60 in 2012

•	Excluding unfavorable currency of $0.14, reported diluted earnings per share up by $0.12 or 4.6% versus $2.60 in 2012 as detailed in the attached Schedule 17

•	Adjusted diluted earnings per share of $2.59, down by $0.02 or 0.8% versus $2.61 in 2012

•	Excluding unfavorable currency of $0.14, adjusted diluted earnings per share up by $0.12 or 4.6% versus $2.61 in 2012 as detailed in the attached Schedule 16

•	Cigarette shipment volume of 433.8 billion units, down by 5.1%

•	Cigarette shipment volume decrease of 2.4%, excluding the Philippines

•	Reported net revenues, excluding excise taxes, of $15.5 billion, down by 0.4%

•	Excluding unfavorable currency, reported net revenues, excluding excise taxes, up by 1.8%

•	Reported operating companies income of $6.9 billion, down by 4.0%

•	Excluding unfavorable currency, reported operating companies income down by 0.2%

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 15, of $6.9 billion, down by 4.1%

•	Excluding unfavorable currency, adjusted operating companies income down by 0.3%

•	Reported operating income of $6.7 billion, down by 4.1%

•	Repurchased 33.4 million shares of the company's common stock for $3.0 billion

Full-Year 2013

•	PMI revises, for prevailing exchange rates only, its 2013 full-year reported diluted earnings per share forecast to be in a range of $5.43 to $5.53, versus $5.17 in 2012

•
Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $0.31 for the full-year 2013, reported diluted earnings per share are projected to increase by approximately 10-12% versus adjusted diluted earnings per share of $5.22 in 2012, as detailed in the attached Schedule 20.

NEW YORK, July 18, 2013 - Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced its 2013 second-quarter results.
“As expected, despite strong pricing and a robust share performance, our second-quarter results were primarily impacted by lower industry volume in several key markets, as well as the timing of inventory movements in Japan, higher costs, predominantly in Asia, and stiffer currency headwinds,” said André Calantzopoulos, Chief Executive Officer.
“For the second half of the year, we expect volume/mix to improve, pricing to remain strong and our total cost variance, excluding currency, to be flat. While industry volume remains a challenge, our underlying business performance is such that we continue to expect to meet our mid to long-term currency-neutral adjusted diluted EPS growth rate target of 10-12% in 2013.”

Conference Call
A conference call, hosted by Jacek Olczak, Chief Financial Officer, with members of the investor community and news media, will be webcast at 9:00 a.m., Eastern Time, on July 18, 2013. Access is available at www.pmi.com/webcasts.

Dividends and Share Repurchase Program
During the quarter, PMI declared a regular quarterly dividend of $0.85, representing an annualized rate of $3.40 per common share, and spent $1.5 billion to repurchase 16.7 million shares, as shown in the table below.

Current $18 Billion, Three-Year Program
	Value	Shares
	($ Mio.)	000
August-December 2012	2,853	32,206
January-March 2013	1,500	16,685
April-June 2013	1,545	16,665
Total Under Program	5,898	65,556

Since May 2008, when PMI began its first share repurchase program, the company has spent an aggregate of $30.9 billion to repurchase 522.3 million shares at an average price of $59.15 per share, or 24.8% of the shares outstanding at the time of the spin-off in March 2008.

Acquisitions and Agreements
During the quarter, PMI announced that Grupo Carso, S.A.B. de C. V. (“Grupo Carso”) will sell to PMI its 20% interest in PMI's Mexican tobacco business. The final purchase price, estimated to be approximately $700 million, will be determined by a pre-agreed formula. It is subject to a potential adjustment based on the actual performance of the Mexican tobacco business over the three-year period ending two fiscal years after the closing of the purchase. The transaction, as a result of which PMI will own 100% of its Mexican business, is expected to be completed by September 30, 2013, subject to the approval of the Mexican antitrust authority, and is projected to be marginally accretive to PMI's earnings per share as of the fourth quarter of 2013.

2013 Full-Year Forecast
PMI revises, for prevailing exchange rates only, its 2013 full-year reported diluted earnings per share forecast to be in a range of $5.43 to $5.53, versus $5.17 in 2012.
Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $0.31 for the full-year 2013, reported diluted earnings per share are projected to increase by approximately 10-12% versus adjusted diluted earnings per share of $5.22 in 2012, as detailed in the attached Schedule 20, unchanged from the constant-currency earnings per share forecast disclosed on May 14, 2013.
This forecast includes a one-year gross productivity and cost savings target for 2013 of approximately $300 million and a share repurchase target for 2013 of $6.0 billion.
This forecast excludes the impact of any potential future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates and any unusual events.
The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

2013 SECOND-QUARTER CONSOLIDATED RESULTS

In this press release, “PMI” refers to Philip Morris International Inc. and its subsidiaries.  References to total international cigarette market, defined as worldwide cigarette volume excluding the United States, total cigarette market, total market and market shares are PMI estimates based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty-free business. The term “net revenues” refers to operating revenues from the sale of our products, excluding excise taxes and net of sales and promotion incentives. Operating companies income, or “OCI,” is defined as operating income before general corporate expenses and the amortization of intangibles.  PMI's management evaluates business segment performance and allocates resources based on OCI.  Management also reviews OCI, OCI margins and earnings per share, or “EPS,” on an adjusted basis (which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, discrete tax items and unusual items), earnings before interest, taxes, depreciation, and amortization, or “EBITDA,” free cash flow, defined as net cash provided by operating activities less capital expenditures, and net debt.  PMI believes it is appropriate to disclose these measures as they improve comparability and help investors analyze business performance and trends. Non-GAAP measures used in this release should be considered neither in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. Comparisons are to the same prior-year period unless otherwise stated.  For a reconciliation of non-GAAP measures to corresponding GAAP measures, see the relevant schedules provided with this release.

NET REVENUES

PMI Net Revenues ($ Millions)
	Second-Quarter				Six Months Year-To-Date
				Excl.				Excl.
	2013	2012	Change	Curr.	2013	2012	Change	Curr.
European Union	$2,206	$2,285	(3.5)%	(2.4)%	$4,176	$4,338	(3.7)%	(3.8)%
Eastern Europe, Middle East & Africa	2,181	2,151	1.4%	3.7%	4,224	3,986	6.0%	6.9%
Asia	2,692	2,855	(5.7)%	(0.8)%	5,482	5,632	(2.7)%	2.0%
Latin America & Canada	838	829	1.1%	4.5%	1,619	1,612	0.4%	3.3%
Total PMI	$7,917	$8,120	(2.5)%	0.5%	$15,501	$15,568	(0.4)%	1.8%

Net revenues of $7.9 billion were down by 2.5%, including unfavorable currency of $243 million. Excluding currency, net revenues increased by 0.5%, driven by favorable pricing of $499 million across all Regions, partially offset by unfavorable volume/mix of $459 million.

OPERATING COMPANIES INCOME

PMI Operating Companies Income ($ Millions)
	Second-Quarter				Six Months Year-To-Date
				Excl.				Excl.
	2013	2012	Change	Curr.	2013	2012	Change	Curr.
European Union	$1,082	$1,117	(3.1)%	(3.3)%	$2,020	$2,147	(5.9)%	(5.4)%
Eastern Europe, Middle East & Africa	945	948	(0.3)%	2.6%	1,880	1,758	6.9%	8.7%
Asia	1,128	1,364	(17.3)%	(9.1)%	2,470	2,771	(10.9)%	(3.1)%
Latin America & Canada	255	249	2.4%	5.6%	509	486	4.7%	7.2%
Total PMI	$3,410	$3,678	(7.3)%	(3.3)%	$6,879	$7,162	(4.0)%	(0.2)%

Reported operating companies income of $3.4 billion was down by 7.3%, including unfavorable currency of $146 million. Excluding currency, operating companies income decreased by 3.3%, due to unfavorable volume/mix of $386 million, primarily in Japan, the Philippines and Russia, and higher costs, principally related to manufacturing in Indonesia, brand support in the Philippines, and the annualization of business infrastructure investments in Russia, partly offset by favorable pricing.
Adjusted operating companies income decreased by 7.4% as shown in the table below and detailed in Schedule 11. Adjusted operating companies income, excluding unfavorable currency, decreased by 3.4%.

PMI Operating Companies Income ($ Millions)

	Second-Quarter			Six Months Year-To-Date
	2013	2012	Change	2013	2012	Change
Reported OCI	$3,410	$3,678	(7.3)%	$6,879	$7,162	(4.0)%
Asset impairment & exit costs	(5)	(8)		(8)	(16)
Adjusted OCI	$3,415	$3,686	(7.4)%	$6,887	$7,178	(4.1)%
Adjusted OCI Margin*	43.1%	45.4%	(2.3) p.p.	44.4%	46.1%	(1.7) p.p.
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.
Adjusted operating companies income margin, excluding unfavorable currency, decreased by 1.8 points to 43.6%, as detailed in Schedule 11, primarily reflecting unfavorable volume/mix and higher costs.

SHIPMENT VOLUME & MARKET SHARE

PMI Cigarette Shipment Volume (Million Units)

	Second-Quarter			Six Months Year-To-Date
	2013	2012	Change	2013	2012	Change
European Union	48,723	51,804	(5.9)%	91,690	99,593	(7.9)%
Eastern Europe, Middle East & Africa	76,298	79,156	(3.6)%	143,132	145,084	(1.3)%
Asia	80,588	83,472	(3.5)%	153,207	164,502	(6.9)%
Latin America & Canada	23,290	23,864	(2.4)%	45,817	48,207	(5.0)%
Total PMI	228,899	238,296	(3.9)%	433,846	457,386	(5.1)%

2013 Second-Quarter
PMI's cigarette shipment volume of 228.9 billion units decreased by 3.9%, or 9.4 billion units, due principally to a total industry volume decline, partially offset by a slight gain in market share excluding China. The decrease in PMI's cigarette shipment volume mainly reflected: in the EU, the unfavorable impact of excise tax-driven price increases, the weak economic and employment environment, the share growth of the other tobacco products (OTP) category, and the increased prevalence of illicit trade; in EEMA, the impact of tax-driven price increases and the reversal of favorable distributor inventory movements in Russia in the first quarter of 2013, and in Turkey, the renewed growth in illicit trade, partly offset by the Middle East and North Africa; in Asia, the unfavorable impact of the disruptive January 2013 excise tax increase in the Philippines and the timing of inventory movements in Japan, partly offset by Indonesia; in Latin America & Canada, a lower total market in Argentina and Brazil, partly offset by Mexico. Excluding the Philippines, PMI's cigarette shipment volume decreased by 2.6%.
Total cigarette shipments of Marlboro of 72.4 billion units decreased by 5.9%, due primarily to declines in: the EU, notably France, the Netherlands, Poland and the United Kingdom, partly offset by Germany and Italy; EEMA, primarily Russia and Ukraine, partly offset by the Middle East and North Africa; Asia, predominantly Japan and the Philippines; and Latin America & Canada, mainly Argentina and Brazil, partly offset by Mexico. Excluding the Philippines, total cigarette shipments of Marlboro decreased by 3.9%.
Total cigarette shipments of L&M of 25.1 billion units increased by 6.1%, driven notably by Egypt, partly offset by Algeria and Turkey. Total cigarette shipments of Bond Street of 11.6 billion units decreased by 8.9%, due predominantly to Russia and Ukraine. Total cigarette shipments of Philip Morris of 8.8 billion units decreased by 8.5%, due primarily to Italy and the Philippines. Total cigarette shipments of Parliament of 11.5 billion units increased by 4.0%, driven by Korea and Turkey. Total cigarette shipments of Chesterfield of 8.9 billion units decreased by 7.9%, due primarily to Russia and Ukraine, partly offset by Germany. Total cigarette shipments of Lark of 7.9 billion units decreased by 7.9%, due predominantly to Turkey.
Total shipment volume of OTP, in cigarette equivalent units, increased by 3.0%. Total shipment volume for cigarettes and OTP, in cigarette equivalent units, decreased by 3.7%.
PMI's market share increased in a number of key markets, including Algeria, Argentina, Belgium, Canada, Egypt, France, Germany, Indonesia, Italy, Korea, the Netherlands, Portugal, Saudi Arabia, Spain, Ukraine, and the United Kingdom.

EUROPEAN UNION REGION (EU)
2013 Second-Quarter
Net revenues of $2.2 billion decreased by 3.5%.  Excluding unfavorable currency of $25 million, net revenues decreased by 2.4%, due to unfavorable volume/mix of $131 million, largely reflecting a lower total market, notably in France, Germany and Poland, partly offset by favorable pricing of $77 million, driven mainly by France and Spain.
Operating companies income of $1.1 billion decreased by 3.1%, including favorable currency of $2 million. Excluding currency, operating companies income decreased by 3.3%, principally reflecting unfavorable volume/mix of $114 million, partially offset by favorable pricing.
Adjusted operating companies income decreased by 3.1%, as shown in the table below and detailed on Schedule 11.  Adjusted operating companies income, excluding favorable currency, decreased by 3.3%.

EU Operating Companies Income ($ Millions)

	Second-Quarter			Six Months Year-To-Date
	2013	2012	Change	2013	2012	Change
Reported OCI	$1,082	$1,117	(3.1)%	$2,020	$2,147	(5.9)%
Asset impairment & exit costs	0	0		0	0
Adjusted OCI	$1,082	$1,117	(3.1)%	$2,020	$2,147	(5.9)%
Adjusted OCI Margin*	49.0%	48.9%	0.1 p.p.	48.4%	49.5%	(1.1) p.p.
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding favorable currency, decreased by 0.5 points to 48.4%, as detailed on Schedule 11, primarily as a result of unfavorable volume/mix.

The total cigarette market in the EU of 121.6 billion units decreased by 8.0%, due primarily to tax-driven price increases, the unfavorable economic and employment environment, particularly in southern Europe, and the increased prevalence of illicit trade. The total OTP market in the EU of 41.0 billion cigarette equivalent units decreased by 0.4%, reflecting a lower total fine cut market, down by 0.8% to 35.7 billion cigarette equivalent units.
Although PMI's cigarette shipment volume of 48.7 billion units decreased by 5.9%, due principally to a lower total market across the Region,  PMI's market share increased by 0.7 points to 39.3%. On a June year-to-date basis, PMI's market share increased by 0.7 points to 38.7%.  While shipment volume of Marlboro of 23.9 billion units in the quarter decreased by 3.2%, mainly due to a lower total market, market share increased by 0.5 points to 19.4%. Despite a shipment volume decrease for L&M of 4.8% to 8.5 billion units, market share increased by 0.3 points to 6.9%. Shipment volume of Chesterfield of 4.9 billion units increased by 2.9% and market share increased by 0.2 points to 4.0%, driven by gains, notably in Austria, the Czech Republic, Portugal, Spain and the United Kingdom, partly offset by Germany. Although shipment volume of Philip Morris of 2.5 billion units decreased by 8.4%, market share increased by 0.3 points to 2.0%, with gains notably in France, Italy and Portugal.
PMI's shipments of OTP of 5.5 billion cigarette equivalent units increased by 3.2%, driven by higher share. PMI's OTP total market share was 13.4%, up by 0.9 points, driven by gains in the fine cut category, notably in France, up by 2.3 points to 27.3%, Hungary, up by 4.5 points to 10.7%, Italy, up by 7.9 points to 37.9%, Poland, up by 1.9 points to 20.8%, and Spain, up by 1.1 points to 12.7%.

EU Key Market Commentaries

In France, the total cigarette market of 12.3 billion units decreased by 9.1%, mainly reflecting the unfavorable impact of price increases in the fourth quarter of 2012, an increase in illicit trade, growth of the OTP category, and a weakening economy. Although PMI's shipments of 5.0 billion units decreased by 9.2%, market share increased by 0.5 points to 40.5%, mainly driven by the resilience of premium Philip Morris, up by 0.8 points to 9.1%, and the growth of Chesterfield, up by 0.1 point to 3.4%. Market shares of Marlboro and L&M decreased by 0.2 points each to 25.0% and 2.5%, respectively. The total industry fine cut category of 3.6 billion cigarette equivalent units increased by 2.9%. PMI's market share of the category increased by 2.3 points to 27.3%.
In Germany, the total cigarette market of 19.7 billion units decreased by 7.0%, mainly reflecting the reversal of trade purchases of competitive products made in the first quarter of 2013. The underlying total market is estimated to have declined by 2.8%. Although PMI's shipments of 7.4 billion units decreased by 3.9%, market share increased by 1.2 points to 37.6%, driven by Marlboro, up by 1.5 points to 23.3%, and L&M, up by 0.3 points to 10.8%, partly offset by Chesterfield, down by 0.6 points to 1.7%. The total industry fine cut category of 10.4 billion cigarette equivalent units decreased by 0.7%. PMI's market share of the category was down by 0.3 points to 14.9%.
In Italy, the total cigarette market of 18.7 billion units decreased by 7.2%, reflecting an unfavorable economic and employment environment and an increase in illicit trade.  Although PMI's shipments of 10.6 billion units decreased by 2.4%, market share increased by 0.4 points to 53.3%, with Marlboro up by 0.4 points to 25.8%. Market share of Philip Morris increased by 1.1 points to 2.3%, benefiting from the 2012 launch of Philip Morris Selection in the low-price segment, and share of Chesterfield was flat at 3.5%, partially offset by Diana in the low-price segment, down by 0.8 points to 11.6%, impacted by the availability of non-duty paid products. The total industry fine cut category of 1.5 billion cigarette equivalent units decreased by 10.5%, reflecting the 2012 excise tax-driven reduction of the price gap differential with cigarettes. PMI's market share of the category increased by 7.9 points to 37.9%, driven by Marlboro Red and Gold fine cut.

In Poland, the total cigarette market of 11.9 billion units decreased by 13.4%, mainly reflecting the reversal of trade purchases of competitive products made in the first quarter of 2013, and the increased availability of non-duty paid OTP products. PMI's shipments of 4.4 billion units decreased by 13.8%. Although PMI's market share decreased by 0.2 points to 36.7%, share of Marlboro and L&M increased by 0.6 and 1.2 points to 11.8% and 17.5%, respectively. Market share of Chesterfield decreased by 0.1 point to 2.0%. Although the total industry fine cut category of 0.9 billion cigarette equivalent units decreased by 9.1%, reflecting the prevalence of non-duty paid OTP products, PMI's market share of the category increased by 1.9 points to 20.8%.
In Spain, the total cigarette market of 12.4 billion units decreased by 9.1%, mainly reflecting the impact of price increases in 2012 and the first quarter of 2013, the unfavorable economic and employment environment, the growth of the OTP category, and illicit trade. PMI's shipments of 4.3 billion units decreased by 0.4%. PMI's market share increased by 2.3 points to 31.9%, driven by higher share of Marlboro, L&M and Chesterfield, up by 0.9, 0.5 and 0.8 points to 14.8%, 6.6% and 9.7%, respectively. Market share of Philip Morris was flat at 0.7%. The total industry fine cut category of 3.1 billion cigarette equivalent units increased by 15.1%. PMI's market share of the category increased by 1.1 points to 12.7%.

EASTERN EUROPE, MIDDLE EAST & AFRICA REGION (EEMA)
2013 Second-Quarter
Net revenues of $2.2 billion increased by 1.4%. Excluding unfavorable currency of $49 million, net revenues increased by 3.7%, driven by favorable pricing of $176 million, principally in Russia, Turkey and Ukraine, partly offset by unfavorable volume/mix of $97 million, mainly due to Russia and Ukraine.
Operating companies income of $945 million decreased by 0.3%. Excluding unfavorable currency of $28 million, operating companies income increased by 2.6%, due primarily to higher pricing, partly offset by unfavorable volume/mix of $68 million and higher costs, principally related to the annualization of investments in business infrastructure in Russia.
Adjusted operating companies income decreased by 0.3%, as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency, increased by 2.6%.

EEMA Operating Companies Income ($ Millions)

	Second-Quarter			Six Months Year-To-Date
	2013	2012	Change	2013	2012	Change
Reported OCI	$945	$948	(0.3)%	$1,880	$1,758	6.9%
Asset impairment & exit costs	0	0		0	0
Adjusted OCI	$945	$948	(0.3)%	$1,880	$1,758	6.9%
Adjusted OCI Margin*	43.3%	44.1%	(0.8) p.p.	44.5%	44.1%	0.4 p.p.
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding unfavorable currency, decreased by 0.5 points to 43.6%, as detailed on Schedule 11.

PMI's cigarette shipment volume of 76.3 billion units decreased by 3.6%, mainly due to Russia and Turkey, partly offset by the Middle East and North Africa.
PMI's cigarette shipment volume of premium brands decreased by 1.8%, due principally to Marlboro, down by 4.1% to 21.0 billion units, partly offset by Parliament, up by 4.0% to 8.4 billion units.

EEMA Key Market Commentaries
In Russia, PMI's shipment volume of 23.0 billion units decreased by 11.4%, mainly due to the impact of tax-driven price increases and the reversal of favorable distributor inventory movements in the first quarter of 2013, and the weakening of the economy. Shipment volume of PMI's premium portfolio decreased by 10.6%, mainly due to Marlboro, down by 31.5%, partly offset by Parliament, up by 1.1%. In the mid-price segment, shipment volume decreased by 14.1%, mainly due to Chesterfield, down by 21.6%, partially offset by L&M, up by 2.7%. In the low-price segment, shipment volume decreased by 10.4%, mainly due to Bond Street, Optima and Apollo Soyuz, down by 10.1%, 17.3% and 20.0%, respectively, partially offset by Next, up by 2.2%. PMI's May quarter-to-date market share of 25.9%, as measured by Nielsen, was down by 0.2 points, reflecting the unfavorable impact of the timing of competitive brand price increases at retail. Market share of Parliament increased by 0.2 points to 3.3%, Marlboro decreased by 0.2 points to 1.7%, L&M increased by 0.2 points to 2.7%, Chesterfield decreased by 0.4 points to 3.0%, Bond Street increased by 0.2 points to 6.5%, and Next increased by 0.2 points to 3.1%.
In Turkey, the total cigarette market of 22.8 billion units decreased by an estimated 11%, primarily reflecting the renewed growth of illicit trade. PMI's shipment volume of 11.7 billion units decreased by 7.7%. PMI's May quarter-to-date market share, as measured by Nielsen, decreased by 0.5 points to 44.8%, mainly due to low-price L&M, down by 1.0 point to 7.6%, and Marlboro, down by 0.3 points to 8.7%, partly offset by premium Parliament and mid-price Muratti, up by 0.9 and 0.4 points to 9.6% and 7.0%, respectively.
In Ukraine, the total cigarette market of 20.7 billion units decreased by an estimated 10%, reflecting the impact of tax-driven price increases in the first quarter of 2013 and an increase in illicit trade. Although PMI's shipment volume of 6.8 billion units decreased by 9.3%, PMI's May quarter-to-date market share, as measured by Nielsen, increased by 1.3 points to 33.5%, mainly due to growth from PMI's low-price segment brands of Bond Street, Optima and President. Share for premium Parliament increased by 0.1 point to 3.3%. Share of Marlboro decreased by 0.3 points to 5.6%.

ASIA REGION
2013 Second-Quarter
Net revenues of $2.7 billion decreased by 5.7%, including unfavorable currency of $141 million. Excluding currency, net revenues decreased by 0.8%, due to unfavorable volume/mix of $211 million, primarily in Japan and the Philippines, partially offset by favorable pricing of $189 million, principally in Australia, Indonesia and the Philippines.
Operating companies income of $1.1 billion decreased by 17.3%, including unfavorable currency of $112 million. Excluding currency, operating companies income decreased by 9.1%, due primarily to unfavorable volume/mix of $180 million, higher manufacturing costs, principally in Indonesia, and increased brand support in the Philippines, partly offset by favorable pricing.
Adjusted operating companies income decreased by 16.9% as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency, decreased by 8.7%.

Asia Operating Companies Income ($ Millions)

	Second-Quarter			Six Months Year-To-Date
	2013	2012	Change	2013	2012	Change
Reported OCI	$1,128	$1,364	(17.3)%	$2,470	$2,771	(10.9)%
Asset impairment & exit costs	(5)	0		(8)	0
Adjusted OCI	$1,133	$1,364	(16.9)%	$2,478	$2,771	(10.6)%
Adjusted OCI Margin*	42.1%	47.8%	(5.7) p.p.	45.2%	49.2%	(4.0) p.p.
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding unfavorable currency, decreased by 3.9 points to 43.9%, as detailed on Schedule 11, primarily reflecting the impact of unfavorable volume/mix and higher costs.

PMI's cigarette shipment volume of 80.6 billion units decreased by 3.5%, due primarily to the decrease in the Philippines. Excluding the Philippines, PMI's cigarette shipment volume increased by 1.5%, driven mainly by Indonesia.
Shipment volume of Marlboro of 18.4 billion units decreased by 12.7%, or by 6.1% excluding the Philippines, due mainly to the timing of inventory movements in Japan.

Asia Key Market Commentaries
In Indonesia, the total cigarette market of 78.3 billion units increased by 3.5%. The total cigarette market is estimated to increase by approximately 4% for the full-year 2013. PMI's shipment volume in the quarter of 28.2 billion units increased by 6.0%. PMI's market share increased by 0.9 points to 36.1%, driven notably by machine-made, low-tar low-nicotine (LTLN) Sampoerna A in the premium segment, up by 0.3 points to 14.0%, and machine-made, LTLN mid-price U Mild, up by 1.3 points to 4.3%. Market share of the hand-rolled, full-flavor Dji Sam Soe in the premium segment decreased by 1.0 point to 6.8%. Marlboro's market share increased by 0.7 points to 5.4% and its share of the “white” cigarettes segment, representing 7.1% of the total cigarette market, increased by 5.9 points to 76.2%.
In Japan, the total cigarette market of 48.4 billion units decreased by 2.0%. PMI's shipment volume of 14.1 billion units decreased by 10.2%, principally due to the timing of inventory movements. PMI's market share decreased by 0.9 points to 26.9%, reflecting continued significant product introductions and promotional activities by PMI's principal competitor. Although resilient since the beginning of the year, Marlboro's market share decreased by 0.3 points to 12.2% in the quarter. Share of Lark and Philip Morris in the quarter decreased by 0.3 and 0.1 points to 8.1% and 2.2%, respectively, partially offset by Virginia S., up by 0.1 point to 2.1%.

In Korea, the total cigarette market of 22.0 billion units decreased by 3.5%. Although PMI's shipment volume of 4.3 billion units decreased by 0.4%, market share increased by 0.7 points to 19.5%, reflecting continued stabilization since PMI's price increases of February 2012. Market share of Marlboro, Parliament and Virginia S. in the quarter increased by 0.1, 0.8 and 0.1 points to 7.8%, 7.0% and 4.1%, respectively.
In the Philippines, PMI's shipment volume of 19.1 billion units decreased by 16.5%, primarily reflecting the unfavorable impact of the disruptive excise tax increase in January 2013, which resulted in a recommended retail selling price increase for premium Marlboro and low-price Fortune of approximately 60% and 70%, respectively. Industry cigarette volume of 23.1 billion units was estimated to have decreased by 7.0%, reflecting a partial, but insufficient, improvement in declared tax-paid volume by local manufacturers and government tax enforcement. PMI's market share in the quarter decreased by 9.5 points to 82.9%, primarily due to down-trading to competitive brands. Marlboro's market share decreased by 5.9 points to 14.7%. Share of low-price Fortune decreased by 18.0 points to 32.8%, partly offset by gains from PMI's other local low-price brands. PMI's cigarette shipments are estimated to decline by 20-25% for the full-year 2013, as the availability of non-tax paid domestic volume remains a critical issue.

LATIN AMERICA & CANADA REGION
2013 Second-Quarter
Net revenues of $838 million increased by 1.1%, including unfavorable currency of $28 million. Excluding currency, net revenues increased by 4.5%, driven by favorable pricing of $57 million, principally in Argentina, Brazil, Canada and Mexico, partially offset by unfavorable volume/mix of $20 million.
Operating companies income of $255 million increased by 2.4%, including unfavorable currency of $8 million. Excluding currency, operating companies income increased by 5.6%, primarily driven by favorable pricing, partially offset by unfavorable volume/mix of $24 million.
Adjusted operating companies income decreased by 0.8% as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency, increased by 2.3%.

Latin America & Canada Operating Companies Income ($ Millions)

	Second-Quarter			Six Months Year-To-Date
	2013	2012	Change	2013	2012	Change
Reported OCI	$255	$249	2.4%	$509	$486	4.7%
Asset impairment & exit costs	0	(8)		0	(16)
Adjusted OCI	$255	$257	(0.8)%	$509	$502	1.4%
Adjusted OCI Margin*	30.4%	31.0%	(0.6) p.p.	31.4%	31.1%	0.3 p.p.
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.
Adjusted operating companies income margin, excluding unfavorable currency, decreased by 0.6 points to 30.4%, as detailed on Schedule 11.

PMI's cigarette shipment volume of 23.3 billion units decreased by 2.4%, principally due to a lower total market in Brazil following the May 2012 and January 2013 tax-driven price increases and a lower total market in Argentina, partly offset by a higher total market in Mexico. Shipment volume of Marlboro of 9.1 billion units decreased by 1.5%, mainly reflecting a lower total market in Argentina and Brazil.

Latin America & Canada Key Market Commentaries
In Argentina, the total cigarette market of 10.1 billion units decreased by 4.7%, largely due to the weakening of the economy. PMI's cigarette shipment volume of 7.6 billion units decreased by 3.9%. PMI's market share increased by 0.5 points to 75.2%, driven by mid-price Philip Morris, up by 1.6 points to 40.9%, partly offset by low-price Next, down by 0.4 points to 2.8%. Share of Marlboro decreased by 0.1 point to 23.8%.
In Canada, the total tax-paid cigarette market of 7.5 billion units decreased by 0.5%. PMI's cigarette shipment volume of 2.8 billion units increased by 1.4% and market share increased by 0.1 point to 37.4%, with premium brands Benson & Hedges and Belmont up by 0.1 and 0.2 points to 2.5% and 2.6%, respectively, and low-price brand Next up by 1.8 points to 9.7%, partly offset by mid-price Number 7 and low-price Accord, down by 0.3 and 0.4 points, to 4.3% and 3.0%, respectively. Market share of mid-price Canadian Classics was flat at 10.1%.
In Mexico, the total cigarette market of 8.3 billion units increased by 6.1%, primarily reflecting additional selling days in the quarter. PMI's cigarette shipment volume of 6.0 billion units increased by 5.6%. PMI's market share decreased by 0.4 points to 72.6%, reflecting unfavorable segment mix. Share of premium Marlboro and Benson & Hedges decreased by 1.7 and 0.8 share points to 51.5% and 5.6%, respectively, partly offset by market share of low-price Delicados, the second best-selling brand in the market, up by 1.1 points to 11.2%, and gains from PMI's other local low-price brands.

Philip Morris International Inc. Profile
Philip Morris International Inc. (PMI) is the leading international tobacco company, with seven of the world's top 15 international brands, including Marlboro, the number one cigarette brand worldwide. PMI's products are sold in more than 180 markets. In 2012, the company held an estimated 16.3% share of the total international cigarette market outside of the U.S., or 28.8% excluding the People's Republic of China and the U.S. For more information, see www.pmi.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of projected results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: significant increases in cigarette-related taxes; the imposition of discriminatory excise tax structures; fluctuations in customer inventory levels due to increases in product taxes and prices; increasing marketing and regulatory restrictions, often with the goal of reducing or preventing the use of tobacco products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce products with the potential to reduce the risk of smoking-related diseases; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended March 31, 2013. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

###

`

Schedule 1
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended June 30,
($ in millions, except per share data)
(Unaudited)

	2013	2012	% Change
Net revenues	$20,483	$20,037	2.2%
Cost of sales	2,701	2,666	1.3%
Excise taxes on products (1)	12,566	11,917	5.4%
Gross profit	5,216	5,454	(4.4)%
Marketing, administration and research costs	1,801	1,768
Asset impairment and exit costs	5	8
Operating companies income	3,410	3,678	(7.3)%
Amortization of intangibles	24	25
General corporate expenses	54	49
Operating income	3,332	3,604	(7.5)%
Interest expense, net	246	209
Earnings before income taxes	3,086	3,395	(9.1)%
Provision for income taxes	892	988	(9.7)%
Net earnings	2,194	2,407	(8.8)%
Net earnings attributable to noncontrolling interests	70	90
Net earnings attributable to PMI	$2,124	$2,317	(8.3)%

Per share data:(2)
Basic earnings per share	$1.30	$1.36	(4.4)%
Diluted earnings per share	$1.30	$1.36	(4.4)%

(1) The segment detail of excise taxes on products sold for the quarters ended June 30, 2013 and 2012 is shown on Schedule 2.

(2) Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended June 30, 2013 and 2012 are shown on Schedule 4, Footnote 1.

`

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2013	Net Revenues (1)	$7,245	$5,377	$5,381	$2,480	$20,483
	Excise Taxes on Products	(5,039)	(3,196)	(2,689)	(1,642)	(12,566)
	Net Revenues excluding Excise Taxes	2,206	2,181	2,692	838	7,917

2012	Net Revenues	$7,280	$5,062	$5,317	$2,378	$20,037
	Excise Taxes on Products	(4,995)	(2,911)	(2,462)	(1,549)	(11,917)
	Net Revenues excluding Excise Taxes	2,285	2,151	2,855	829	8,120

Variance	Currency	(25)	(49)	(141)	(28)	(243)
	Acquisitions	—	—	—	—	—
	Operations	(54)	79	(22)	37	40
	Variance Total	(79)	30	(163)	9	(203)
	Variance Total (%)	(3.5)%	1.4%	(5.7)%	1.1%	(2.5)%

	Variance excluding Currency	(54)	79	(22)	37	40
	Variance excluding Currency (%)	(2.4)%	3.7%	(0.8)%	4.5%	0.5%

	Variance excluding Currency & Acquisitions	(54)	79	(22)	37	40
	Variance excluding Currency & Acquisitions (%)	(2.4)%	3.7%	(0.8)%	4.5%	0.5%

(1) 2013 Currency decreased net revenues as follows:
	European Union	$(87)
	EEMA	(95)
	Asia	(194)
	Latin America & Canada	(103)
		$(479)

`

					Schedule 3
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2013	$1,082	$945	$1,128	$255	$3,410
2012	1,117	948	1,364	249	3,678
% Change	(3.1)%	(0.3)%	(17.3)%	2.4%	(7.3)%

Reconciliation:
For the quarter ended June 30, 2012	$1,117	$948	$1,364	$249	$3,678

2012 Asset impairment and exit costs	—	—	—	8	8
2013 Asset impairment and exit costs	—	—	(5)	—	(5)

Acquired businesses	—	—	—	—	—
Currency	2	(28)	(112)	(8)	(146)
Operations	(37)	25	(119)	6	(125)
For the quarter ended June 30, 2013	$1,082	$945	$1,128	$255	$3,410

`

Schedule 4
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Quarters Ended June 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2013 Diluted Earnings Per Share		$1.30	(1)
2012 Diluted Earnings Per Share		$1.36	(1)
Change		$(0.06)
% Change		(4.4)%

Reconciliation:
2012 Diluted Earnings Per Share		$1.36	(1)

Special Items:
2012 Asset impairment and exit costs		—
2012 Tax items		—
2013 Asset impairment and exit costs		—
2013 Tax items		—

Currency		(0.07)
Interest		(0.02)
Change in tax rate		—
Impact of lower shares outstanding and share-based payments		0.06
Operations		(0.03)
2013 Diluted Earnings Per Share		$1.30	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	Q2 2013	Q2 2012

Net earnings attributable to PMI	$2,124	$2,317
Less distributed and undistributed earnings attributable
to share-based payment awards	11	12
Net earnings for basic and diluted EPS	$2,113	$2,305

Weighted-average shares for basic and diluted EPS	1,631	1,701

`

Schedule 5
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Six Months Ended June 30,
($ in millions, except per share data)
(Unaudited)

	2013	2012	% Change
Net revenues	$39,010	$38,059	2.5%
Cost of sales	5,190	5,108	1.6%
Excise taxes on products (1)	23,509	22,491	4.5%
Gross profit	10,311	10,460	(1.4)%
Marketing, administration and research costs	3,424	3,282
Asset impairment and exit costs	8	16
Operating companies income	6,879	7,162	(4.0)%
Amortization of intangibles	48	49
General corporate expenses	112	106
Operating income	6,719	7,007	(4.1)%
Interest expense, net	482	422
Earnings before income taxes	6,237	6,585	(5.3)%
Provision for income taxes	1,825	1,946	(6.2)%
Net earnings	4,412	4,639	(4.9)%
Net earnings attributable to noncontrolling interests	163	161
Net earnings attributable to PMI	$4,249	$4,478	(5.1)%

Per share data:(2)
Basic earnings per share	$2.58	$2.60	(0.8)%
Diluted earnings per share	$2.58	$2.60	(0.8)%

(1) The segment detail of excise taxes on products sold for the six months ended June 30, 2013 and 2012 is shown on Schedule 6.

(2) Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the six months ended June 30, 2013 and 2012 are shown on Schedule 8, Footnote 1.

`

						Schedule 6
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2013	Net Revenues (1)	$13,768	$9,800	$10,632	$4,810	$39,010
	Excise Taxes on Products	(9,592)	(5,576)	(5,150)	(3,191)	(23,509)
	Net Revenues excluding Excise Taxes	4,176	4,224	5,482	1,619	15,501

2012	Net Revenues	$13,750	$9,131	$10,494	$4,684	$38,059
	Excise Taxes on Products	(9,412)	(5,145)	(4,862)	(3,072)	(22,491)
	Net Revenues excluding Excise Taxes	4,338	3,986	5,632	1,612	15,568

Variance	Currency	2	(39)	(262)	(47)	(346)
	Acquisitions	—	—	—	—	—
	Operations	(164)	277	112	54	279
	Variance Total	(162)	238	(150)	7	(67)
	Variance Total (%)	(3.7)%	6.0%	(2.7)%	0.4%	(0.4)%

	Variance excluding Currency	(164)	277	112	54	279
	Variance excluding Currency (%)	(3.8)%	6.9%	2.0%	3.3%	1.8%

	Variance excluding Currency & Acquisitions	(164)	277	112	54	279
	Variance excluding Currency & Acquisitions (%)	(3.8)%	6.9%	2.0%	3.3%	1.8%

(1) 2013 Currency increased (decreased) net revenues as follows:
	European Union	$16
	EEMA	(56)
	Asia	(356)
	Latin America & Canada	(189)
		$(585)

`

					Schedule 7
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2013	$2,020	$1,880	$2,470	$509	$6,879
2012	2,147	1,758	2,771	486	7,162
% Change	(5.9)%	6.9%	(10.9)%	4.7%	(4.0)%

Reconciliation:
For the six months ended June 30, 2012	$2,147	$1,758	$2,771	$486	$7,162

2012 Asset impairment and exit costs	—	—	—	16	16
2013 Asset impairment and exit costs	—	—	(8)	—	(8)

Acquired businesses	—	—	—	—	—
Currency	(10)	(31)	(215)	(12)	(268)
Operations	(117)	153	(78)	19	(23)
For the six months ended June 30, 2013	$2,020	$1,880	$2,470	$509	$6,879

`

			Schedule 8
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Six Months Ended June 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2013 Diluted Earnings Per Share		$2.58	(1)
2012 Diluted Earnings Per Share		$2.60	(1)
Change		$(0.02)
% Change		(0.8)%

Reconciliation:
2012 Diluted Earnings Per Share		$2.60	(1)

Special Items:
2012 Asset impairment and exit costs		0.01
2012 Tax items		—
2013 Asset impairment and exit costs		—
2013 Tax items		(0.01)

Currency		(0.14)
Interest		(0.03)
Change in tax rate		0.01
Impact of lower shares outstanding and share-based payments		0.11
Operations		0.03
2013 Diluted Earnings Per Share		$2.58	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	YTD June 2013	YTD June 2012

Net earnings attributable to PMI	$4,249	$4,478
Less distributed and undistributed earnings attributable
to share-based payment awards	23	24
Net earnings for basic and diluted EPS	$4,226	$4,454

Weighted-average shares for basic and diluted EPS	$1,639	$1,710

`

Schedule 9
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios)
(Unaudited)

	June 30,		December 31,
	2013		2012
Assets
Cash and cash equivalents	$3,586		$2,983
All other current assets	13,169		13,607
Property, plant and equipment, net	6,396		6,645
Goodwill	9,529		9,900
Other intangible assets, net	3,472		3,619
Other assets	988		916
Total assets	$37,140		$37,670

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$2,684		$2,419
Current portion of long-term debt	1,256		2,781
All other current liabilities	10,766		11,816
Long-term debt	21,559		17,639
Deferred income taxes	1,842		1,875
Other long-term liabilities	2,962		2,993
Total liabilities	41,069		39,523

Redeemable noncontrolling interest	1,296		1,301

Total PMI stockholders' deficit	(5,466)		(3,476)
Noncontrolling interests	241		322
Total stockholders' deficit	(5,225)		(3,154)
Total liabilities and stockholders' (deficit) equity	$37,140		$37,670

Total debt	$25,499		$22,839
Total debt to EBITDA	1.76	(1)	1.55	(1)
Net debt to EBITDA	1.52	(1)	1.35	(1)

(1) For the calculation of Total Debt to EBITDA and Net Debt to EBITDA ratios, refer to Schedule 18.

`

													Schedule 10
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

2013								2012			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi-tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$7,245	$5,039	$2,206	$(25)	$2,231	$—	$2,231	European Union	$7,280	$4,995	$2,285	(3.5)%	(2.4)%	(2.4)%
5,377	3,196	2,181	(49)	2,230	—	2,230	EEMA	5,062	2,911	2,151	1.4%	3.7%	3.7%
5,381	2,689	2,692	(141)	2,833	—	2,833	Asia	5,317	2,462	2,855	(5.7)%	(0.8)%	(0.8)%
2,480	1,642	838	(28)	866	—	866	Latin America & Canada	2,378	1,549	829	1.1%	4.5%	4.5%

$20,483	$12,566	$7,917	$(243)	$8,160	$—	$8,160	PMI Total	$20,037	$11,917	$8,120	(2.5)%	0.5%	0.5%

2013								2012			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi-tions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$1,082			$2	$1,080	$—	$1,080	European Union			$1,117	(3.1)%	(3.3)%	(3.3)%
945			(28)	973	—	973	EEMA			948	(0.3)%	2.6%	2.6%
1,128			(112)	1,240	—	1,240	Asia			1,364	(17.3)%	(9.1)%	(9.1)%
255			(8)	263	—	263	Latin America & Canada			249	2.4%	5.6%	5.6%

$3,410			$(146)	$3,556	$—	$3,556	PMI Total			$3,678	(7.3)%	(3.3)%	(3.3)%

`

`

													Schedule 11
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

2013								2012			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$1,082	$—	$1,082	$2	$1,080	$—	$1,080	European Union	$1,117	$—	$1,117	(3.1)%	(3.3)%	(3.3)%
945	—	945	(28)	973	—	973	EEMA	948	—	948	(0.3)%	2.6%	2.6%
1,128	(5)	1,133	(112)	1,245	—	1,245	Asia	1,364	—	1,364	(16.9)%	(8.7)%	(8.7)%
255	—	255	(8)	263	—	263	Latin America & Canada	249	(8)	257	(0.8)%	2.3%	2.3%

$3,410	$(5)	$3,415	$(146)	$3,561	$—	$3,561	PMI Total	$3,678	$(8)	$3,686	(7.4)%	(3.4)%	(3.4)%

2013								2012			% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes (1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$1,080	$2,231	48.4%		$1,080	$2,231	48.4%	European Union	$1,117	$2,285	48.9%		(0.5)	(0.5)
973	2,230	43.6%		973	2,230	43.6%	EEMA	948	2,151	44.1%		(0.5)	(0.5)
1,245	2,833	43.9%		1,245	2,833	43.9%	Asia	1,364	2,855	47.8%		(3.9)	(3.9)
263	866	30.4%		263	866	30.4%	Latin America & Canada	257	829	31.0%		(0.6)	(0.6)

$3,561	$8,160	43.6%		$3,561	$8,160	43.6%	PMI Total	$3,686	$8,120	45.4%		(1.8)	(1.8)

(1) For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to Schedule 10.

`

Schedule 12
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Quarters Ended June 30,
(Unaudited)

	2013	2012	% Change

Reported Diluted EPS	$1.30	$1.36	(4.4)%

Adjustments:
Asset impairment and exit costs	—	—
Tax items	—	—

Adjusted Diluted EPS	$1.30	$1.36	(4.4)%

Less:
Currency impact	(0.07)

Adjusted Diluted EPS, excluding Currency	$1.37	$1.36	0.7%

`

			Schedule 13

PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency
For the Quarters Ended June 30,
(Unaudited)

	2013	2012	% Change

Reported Diluted EPS	$1.30	$1.36	(4.4)%

Less:
Currency impact	(0.07)

Reported Diluted EPS, excluding Currency	$1.37	$1.36	0.7%

`

Schedule 14
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

2013									2012			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency		Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$13,768	$9,592	$4,176	$2	$4,174	7,046	$—	$4,174	European Union	$13,750	$9,412	$4,338	(3.7)%	(3.8)%	(3.8)%
9,800	5,576	4,224	(39)	4,263	6,604	—	4,263	EEMA	9,131	5,145	3,986	6.0%	6.9%	6.9%
10,632	5,150	5,482	(262)	5,744	8,452	—	5,744	Asia	10,494	4,862	5,632	(2.7)%	2.0%	2.0%
4,810	3,191	1,619	(47)	1,666	2,611	—	1,666	Latin America & Canada	4,684	3,072	1,612	0.4%	3.3%	3.3%

$39,010	$23,509	$15,501	$(346)	$15,847	24,713	$—	$15,847	PMI Total	$38,059	$22,491	$15,568	(0.4)%	1.8%	1.8%

2013									2012			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency		Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$2,020			$(10)	$2,030	3,538	$—	$2,030	European Union			$2,147	(5.9)%	(5.4)%	(5.4)%
1,880			(31)	1,911	2,988	—	1,911	EEMA			1,758	6.9%	8.7%	8.7%
2,470			(215)	2,685	4,021	—	2,685	Asia			2,771	(10.9)%	(3.1)%	(3.1)%
509			(12)	521	812	—	521	Latin America & Canada			486	4.7%	7.2%	7.2%

$6,879			$(268)	$7,147	11,359	$—	$7,147	PMI Total			$7,162	(4.0)%	(0.2)%	(0.2)%

`

Schedule 15
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

2013								2012			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$2,020	$—	$2,020	$(10)	$2,030	$—	$2,030	European Union	$2,147	$—	$2,147	(5.9)%	(5.4)%	(5.4)%
1,880	—	1,880	(31)	1,911	—	1,911	EEMA	1,758	—	1,758	6.9%	8.7%	8.7%
2,470	(8)	2,478	(215)	2,693	—	2,693	Asia	2,771	—	2,771	(10.6)%	(2.8)%	(2.8)%
509	—	509	(12)	521	—	521	Latin America & Canada	486	(16)	502	1.4%	3.8%	3.8%

$6,879	$(8)	$6,887	$(268)	$7,155	$—	$7,155	PMI Total	$7,162	$(16)	$7,178	(4.1)%	(0.3)%	(0.3)%

2013								2012			% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency (1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$2,030	$4,174	48.6%		$2,030	$4,174	48.6%	European Union	$2,147	$4,338	49.5%		(0.9)	(0.9)
1,911	4,263	44.8%		1,911	4,263	44.8%	EEMA	1,758	3,986	44.1%		0.7	0.7
2,693	5,744	46.9%		2,693	5,744	46.9%	Asia	2,771	5,632	49.2%		(2.3)	(2.3)
521	1,666	31.3%		521	1,666	31.3%	Latin America & Canada	502	1,612	31.1%		0.2	0.2

$7,155	$15,847	45.2%		$7,155	$15,847	45.2%	PMI Total	$7,178	$15,568	46.1%		(0.9)	(0.9)

(1) For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to Schedule 14

`

Schedule 16
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Six Months Ended June 30,
(Unaudited)

	2013	2012	% Change

Reported Diluted EPS	$2.58	$2.60	(0.8)%

Adjustments:
Asset impairment and exit costs	—	0.01
Tax items	0.01	—

Adjusted Diluted EPS	$2.59	$2.61	(0.8)%

Less:
Currency impact	(0.14)

Adjusted Diluted EPS, excluding Currency	$2.73	$2.61	4.6%

`

Schedule 17
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency
For the Six Months Ended June 30,
(Unaudited)

	2013	2012	% Change

Reported Diluted EPS	$2.58	$2.60	(0.8)%

Less:
Currency impact	(0.14)

Reported Diluted EPS, excluding Currency	$2.72	$2.60	4.6%

`

				Schedule 18
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to EBITDA and Net Debt to EBITDA Ratios
($ in millions, except ratios)
(Unaudited)

	For the Year Ended			For the Year Ended
	June 30,			December 31,
	2013			2012
	July ~ December	January ~ June	12 months
	2012	2013	rolling

Earnings before income taxes	$6,402	$6,237	$12,639	$12,987
Interest expense, net	437	482	919	859
Depreciation and amortization	449	441	890	898
EBITDA	$7,288	$7,160	$14,448	$14,744

			June 30,	December 31,
			2013	2012

Short-term borrowings			$2,684	$2,419
Current portion of long-term debt			1,256	2,781
Long-term debt			21,559	17,639
Total Debt			$25,499	$22,839
Less: Cash and cash equivalents			3,586	2,983
Net Debt			$21,913	$19,856

Ratios
Total Debt to EBITDA			1.76	1.55
Net Debt to EBITDA			1.52	1.35

`

Schedule 19
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow, excluding Currency
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
For the Quarters and Six Months Ended June 30,
($ in millions)
(Unaudited)

	For the Quarters Ended			For the Six Months Ended
	June 30,			June 30,
	2013	2012	% Change	2013	2012	% Change
Net cash provided by operating activities (a)	$3,137	$3,480	(9.9)%	$4,500	$5,378	(16.3)%

Less:
Capital expenditures	280	249		520	476

Free cash flow	$2,857	$3,231	(11.6)%	$3,980	$4,902	(18.8)%

Less:
Currency impact	241			(21)

Free cash flow, excluding currency	$2,616	$3,231	(19.0)%	$4,001	$4,902	(18.4)%

	For the Quarters Ended			For the Six Months Ended
	June 30,			June 30,
	2013	2012	% Change	2013	2012	% Change
Net cash provided by operating activities (a)	$3,137	$3,480	(9.9)%	$4,500	$5,378	(16.3)%

Less:
Currency impact	231			(34)
Net cash provided by operating activities, excluding currency	$2,906	$3,480	(16.5)%	$4,534	$5,378	(15.7)%

(a) Operating cash flow.

`

		Schedule 20

PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS
For the Year Ended December 31,
(Unaudited)

	2012

Reported Diluted EPS	$5.17

Adjustments:
Asset impairment and exit costs	0.03
Tax items	0.02

Adjusted Diluted EPS	$5.22